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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-45902, 333-83942 and 333-110425) and Form S-8
(No. 333-104939) of AmeriGas Partners, L.P. of our report dated November 17, 2003 relating to the financial statements and financial statement schedules, and our reports dated November 17, 2003, relating to AmeriGas Finance Corp., AmeriGas Eagle Finance Corp., and AP Eagle Finance Corp., which appear in this Form 10-K.


PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
December 23, 2003